FIELDPOINT PETROLEUM CORPORATION

AND

COMPUTERSHARE TRUST COMPANY, N.A.

Warrant Agent

WARRANT AGREEMENT

Dated as of _______________,  2011

TABLE OF CONTENTS

Section

Number

Title

   Page

1

Definitions

1

2

Warrants and Issue of Warrant Certificates

3

3

Form of Warrant Certificates

3

4

Term of Warrants; Exercise of Warrants

4

5

Redemption

6

6

Reservation of Warrant Shares

7

7

Payment of Taxes

7

8

Warrant Shares to be Fully Paid

7

9

Registration of Transfer

7

10

Adjustment of Exercise Price and Number of Shares

7

11

Merger or Consolidation of Company

11

12

Modification of Agreement

12

13

Notices to Warrant Holders

12

14

No Rights as Shareholder

13

15

Warrant Agent

13

16

Merger, Consolidation or Change of Name of Warrant Agent

15

17

Change of Warrant Agent

16

18

Notices

16

19

Arbitration

17

20

Miscellaneous Provisions

17

THIS WARRANT AGREEMENT dated as of _______________, 2011, is between FIELDPOINT PETROLEUM CORPORATION (the "Company"), a Colorado corporation, and Computershare Inc., a Delaware corporation and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company (collectively, the “Warrant Agent” or individually, “Computershare” and the “Trust Company,” respectively).

RECITALS

1.

The Company has declared a dividend to all stockholders pursuant to which it will issue Warrants (evidenced by a "Warrant Certificate") on the effective date of a registration statement (the "Registration Statement') registering the shares of common stock with which the warrants are exercisable; and

2.

Each Warrant will entitle the Warrant Holder to purchase one Warrant Share; and

3.

The Company desires to enter into this agreement to establish the terms and conditions of the Warrants, to set forth the rights of the registered holders of the Warrants, and to provide for the issuance, transfer and exercise of the Warrants and other matters; and

4.

The Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing so to act under the terms of this Agreement;

NOW THEREFORE, in consideration of the mutual agreements stated in this Agreement, the Company and the Warrant Agent agree as follows:

TERMS OF WARRANTS

SECTION 1.

DEFINITIONS

The following terms used in this agreement shall have the following meanings (unless otherwise expressly provided herein):

The "Act."  The Securities Act of 1933, as amended.

The "Commission."  The Securities and Exchange Commission.

The "Company."  Fieldpoint Petroleum Corporation, a Colorado corporation.

"Common Stock."  The Common Stock, $0.01 par value per share, of the Company, whether now or hereafter authorized, holders of which have the right to participate in the distribution of earnings and assets of the Company without limit as to the amount or percentage.

"Current Market Price."  The Current Market Price shall be determined as follows:

(a)

if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the NASDAQ National Market or on the NASDAQ

Capital Market, the Current Market Price shall be the last reported sale price of that security on such exchange or system on the day for which the Current Market Price is to be calculated; or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

(b)

if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Price shall be the last reported sale price of that security on the OTC Bulletin Board on the day for which the Current Market Price is to be calculated; or if no such sale is made on such day, the average of the last reported highest bid and lowest asked prices quoted on the OTC Bulletin Board on such day; or

(c)

if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Price shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Sections 10.9 and 19 below.

"Effective Date."  __________ .

"Exercise Date."  The date of surrender for exercise of any Warrant Certificate, provided the exercise form on the back of the Warrant Certificate or a form substantially similar thereto has been completed in full by the Warrant Holder or a duly appointed attorney and the Warrant Certificate is accompanied by payment in full of the Exercise Price.

"Exercise Period."  The period commencing on the date the Warrants are issued and extending to and through the Expiration Date.

"Exercise Price."  $4.00 per Share, as modified in accordance with Section 10, below.

"Expiration Date."  5:00 p.m. Denver, Colorado, local time on

, 2017, subject to the terms provided in Section 5 hereof for redemption; provided, however, if such date shall be a holiday or a day on which banks are authorized to close in the State of Colorado, the Expiration Date shall mean 5:00 p.m. Denver, Colorado, local time on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.  If the Company redeems the Warrants as provided in Section 5 of this Agreement, the Expiration Date shall be the date fixed for redemption.

"Holder" or "Warrant Holder."  The person to whom a Warrant Certificate is issued, and any valid transferee thereof pursuant to Section 9 below.

"NASDAQ."  The electronic inter-dealer quotation system operated by The Nasdaq Stock Market, Inc.

“NYSE AMEX”  The national securities exchange operated by NYSE Euronext.

"OTC Bulletin Board."  An electronic quotation medium operated by The Nasdaq Stock Market, Inc.

"Warrants."  The Warrants issued in accordance with the terms of this Agreement and any Warrants issued in substitution for or replacement of such Warrants, or any Warrants into which such Warrants may be divided or exchanged.

"Warrant Shares."  The Common Stock receivable upon exercise or conversion of a Warrant, and the Common Stock underlying the unexercised portion of a Warrant.

"Termination of Business."  Any sale, lease or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company.

SECTION 2

WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES

2.1

DESCRIPTION OF WARRANTS.  Each Warrant shall initially entitle the Warrant Holder to purchase one share of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in Section 10.  Warrant Certificates representing up to ________ Warrants and evidencing the right to purchase an aggregate of up to ____________ shares of Common Stock of the Company shall be executed by the proper officers of the Company.  The Company shall deliver Warrant Certificates in required whole number denominations to the person entitled thereto in connection with the original issuance of Warrant Certificates or any transfer or exchange permitted under this Agreement.

2.2

WARRANT SHARES.  Except as provided in Section 3.4 hereof, certificates representing the Warrant Shares shall be issued only on or after the Exercise Date upon exercise of the Warrants or upon transfer or exchange of the Warrant Shares following exercise of the Warrants.

SECTION 3

FORM OF WARRANT CERTIFICATE

3.1

FORM OF CERTIFICATES.  The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement.  The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

3.2

EXECUTION OF CERTIFICATES.  The Warrant Certificates shall be executed on behalf of the Company by its President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal.  If any person whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate may be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer.  Any Warrant Certificate may be signed by, or may bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.

3.3

COUNTERSIGNATURES.  Warrant Certificates shall be countersigned by the manual or facsimile signature of the Warrant Agent and shall not be valid for any purpose unless so countersigned.  The

Warrant Agent is hereby authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued under the terms of this Agreement.

3.4

MUTILATED, LOST, STOLEN, OR DESTROYED CERTIFICATE.  In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrant Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant Certificate or Certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost.  Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent  may prescribe as required by Section 8-405 of the Uniform Commercial Code in effect in the State of Delaware.

3.5

EXCHANGE OF CERTIFICATE.  Any Warrant Certificate may be exchanged for another certificate or certificates entitling the Warrant Holder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrant Holder to purchase.  Any Warrant Holder desiring to exchange a Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged.  Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate as so requested.

SECTION 4

TERM OF WARRANTS; EXERCISE OF WARRANTS

4.1

EXERCISE OF WARRANT.  Subject to the terms of this Agreement, the Warrant Holder shall have the right, at any time during the Exercise Period, to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrant Holder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Warrant Agent, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof,  duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 shares are then purchasable under all outstanding Warrants held by a Warrant Holder).

4.2

PAYMENT OF EXERCISE PRICE.  Payment of the aggregate Exercise Price shall be made in check.

4.3

DELIVERY OF SHARE CERTIFICATE.  Subject to the provisions of Section 9, upon receipt of a Warrant Certificate with the exercise form thereon duly executed, together with payment in full of the Exercise Price for the Warrant Shares being purchased by such exercise, the Warrant Agent shall requisition from the Company's transfer agent (which transfer agent may be the Warrant Agent pursuant to its appointment therefor separately from this Agreement), certificates for Warrant Shares and upon receipt shall make delivery of certificates evidencing the total number of whole Warrant Shares for which Warrants are then being exercised, together with a check as provided in Section 4.7 hereof in respect of any fractional Warrant Shares otherwise issuable upon such surrender.  The certificates shall be in such names and denominations as are required for delivery to, or in accordance with the instructions of the Warrant Holder; provided that if fewer than all Warrant Shares issuable on exercise of a Warrant Certificate are purchased, the Warrant Agent (if so requested) shall issue such balance Warrant Certificate for the balance of the Warrant Shares.  Such certificates for the Warrant Shares shall be deemed to be issued, and the person to whom such Warrant Shares are issued of record shall be deemed to have become a holder of record of such Warrant Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided further that if the books of the Company with respect to the Warrant Shares shall be closed as of such date, the certificates for such Warrant Shares shall be deemed to be issued, and the person to whom such Warrant Shares are issued of record shall be deemed to have become a record holder of such Warrant Shares, as of the date on which such books shall next be open (whether before, on or after the applicable Expiration Date) but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Warrant Certificate and payment of the Exercise Price, whichever shall have last occurred, to the Warrant Agent.

4.4

CANCELLATION OF CERTIFICATES.  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

4.5

DELIVERY OF PROCEEDS OF EXERCISE.  On a monthly basis after the receipt thereof in cleared funds, the Warrant Agent shall deliver to the Company all proceeds received from Warrant Holders on exercise of the Warrants.

4.6

REGISTRATION STATEMENT.  If any Warrant Shares issuable upon the exercise of Warrants require the maintenance of a current registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such Warrant Shares before such Warrant Shares may be validly and lawfully issued, the Company will in good faith endeavor to maintain  such current registration statement under the Act, provided that in no event shall such Warrant Shares be issued, and the Company shall have the authority to suspend the exercise of any or all  Warrants while such registration statement is not current.  Similarly, a Warrant Holder residing in a state where a required registration or governmental approval of issuance of the Warrant Shares is not in effect as of or has not been obtained within a reasonable time after the surrender date of the Warrant Certificate for exercise shall not be entitled to exercise Warrants unless in the opinion  of counsel such registration or approval in such state shall not be required, or the Company authorizes issuance.  In such event, the Warrant Holder shall be entitled to transfer the Warrants to others, but only prior to the Expiration Date for the Warrants being transferred.

4.7

FRACTIONAL SHARES.  On exercise of the Warrants by the Warrant Holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that the Company shall purchase such fraction for an amount in cash equal to the Current Market Price of such fraction, computed on the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant, except as expressly provided in this Section 4.7.

4.8

STATUS AS SHAREHOLDER.  Upon receipt of the Warrant Certificate by the Company as described in this Section, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not have been prepared or actually delivered to the holder.

4.9

ISSUANCE OF WARRANTS AND COMMON STOCK. The Company shall provide an opinion of counsel prior to the issuance of securities hereunder, including, inter alia, the Warrants and the Common Stock (the “Securities”). The opinion shall state that all Securities, or the transactions in which they are being offered or issued, as applicable, are:

(1)

Registered, or subject to a valid exemption from registration, under the Securities Act of 1933, as amended, and all appropriate state securities law filings have been made with respect to such Securities, or alternatively, that the Securities are “covered securities” pursuant to Section 18 of the Securities Act; and

(2)

Validly issued, fully paid and non-assessable.

4.10

BANK ACCOUNTS. The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in its name and that Computershare may receive investment earnings in connection with the investment at Computershare risk and for its benefit of funds held in those accounts from time to time. Neither the Company nor the Holders will receive interest on any deposits or funds tendered in payment of the Exercise Price, or held by Computershare pursuant to a redemption as set forth in Section 5 hereof.

SECTION 5

REDEMPTION

5.1

RIGHT TO REDEEM.  The Company may, at its option, redeem the Warrants in whole or in part on a pro rata basis for a redemption price of $.01 per Warrant (the "Redemption Price") on 30 days prior written notice to the Warrant Holders.  The right to redeem the Warrants may be exercised by the Company only in the event (i) the closing sale price, as the case may be, for the Common Stock has exceeded the Exercise Price by at least 150% during a period of  20 consecutive trading days preceding the date of mailing of the notice of redemption, (ii) the Company has in effect a current registration statement (or a post-effective amendment to an existing registration statement) with the Commission registering the Warrant Shares, and (iii) the expiration of the 30 days notice period is within the Exercise Period.  In the event the Company exercises its right to redeem the Warrants, the Expiration Date will be deemed to be, and the Warrants will be exercisable until the close of business on, the date fixed for redemption in such notice (the "Redemption Date").  If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Warrant Holder thereof will be entitled only to the Redemption Price.

5.2

TERMINATION OF RIGHTS.  From and after the Redemption Date, all rights of the holders of record of redeemed Warrants (except the right to receive the Redemption Price) shall terminate, but only if (i) no later than one day prior to the Redemption Date the Company shall have irrevocably deposited with the Warrant Agent, as paying agent, a sufficient amount to pay on the Redemption Date the Redemption Price for all Warrants called for redemption, and (ii) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the company to deposit such amount with the Warrant Agent no later than one day prior to the Redemption Date.

5.3

PAYMENT OF REDEMPTION PRICE.  The Warrant Agent shall pay to the holders of record of redeemed Warrants all amounts received by the Warrant Agent for the redemption of warrants to which the  holders of record of such redeemed Warrants who shall have surrendered their Warrants are entitled.  Any amounts deposited by the Company with the Warrant Agent to pay the Redemption Price for all Warrants

called for redemption that are not required for redemption of Warrants may be withdrawn by the Company. Any amounts deposited by the Company with the Warrant Agent to pay the Redemption Price for all Warrants called for redemption that shall be unclaimed six months after the Redemption Date may be withdrawn by the Company, and thereafter the holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment.

5.4

FAILURE TO MAKE DEPOSIT.  If the Company fails to make a sufficient deposit with the Warrant Agent as provided above, the Warrant Holder of any Warrants called for redemption may at the option of the holder (i) by notice to the Company declare the notice of redemption a nullity as to such holder, or (ii) maintain an action against the Company for the Redemption Price. If the Warrant Holder brings such an action, the Company will pay the reasonable attorney's fees of the Warrant Holder.  If the Warrant Holder fails to bring an action against the Company for the Redemption Price within 60 days after the Redemption Date, the Warrant Holder shall be deemed to have elected to declare the notice of redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder.

SECTION 6.

RESERVATION OF WARRANT SHARES

There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. The Company covenants that all Warrant Shares that may be issued and delivered to a Warrant Holder upon the exercise of a Warrant and payment of the Exercise Price shall be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose.  The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants.  The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Sections 4.7 and 7 hereof.

SECTION 7

PAYMENT OF TAXES

The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Warrant Shares and any tax (except federal or state income tax) which may be payable in respect of any transfer of the Warrants or the Warrant Shares.

SECTION 8

WARRANT SHARES TO BE FULLY PAID

The Company covenants that all Warrant Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price, will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

SECTION 9

REGISTRATION OF TRANSFER

9.1.

EXCHANGE OF CERTIFICATE.  A Warrant Certificate may be exchanged for another certificate or certificates entitling the Warrant Holder to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitled such Warrant Holder to purchase.  Any Warrant Holder desiring to exchange a Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged.  Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate as so requested.

9.2

TRANSFER.  The Warrants may be transferred in whole or in part.  Warrant Certificates representing the Warrants to be transferred shall be surrendered to the Warrant Agent, properly endorsed, with signatures guaranteed.  Thereupon, the Company or the Warrant Agent, as applicable, shall execute and deliver to the persons entitled thereto the Warrant Certificate or Certificates to which the holder making the transfer and the person to whom the transfer is made are entitled and the Warrant Agent shall promptly cancel the surrendered Warrant Certificate. The requirements for such transfer or for exchanges to be issued in a name other than the registered holder shall include, inter alia, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Warrant Agent.

9.3

OWNERSHIP RECORDS.  The Warrant Agent shall keep books for registration of ownership and transfer of Warrant Certificates.  Such books shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate.  All Warrant Certificates presented for registration of transfer shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent.  On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall caused to be executed, issued and delivered to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

9.4

OWNERSHIP PRIOR TO PRESENTMENT.  Prior to due presentment for registration of transfer thereof, the Company may treat the Warrant Holder as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company) and the parties hereto shall not be affected by any notice to the contrary.

SECTION 10

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES

The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

10.1

ADJUSTMENTS.  The number of Warrant Shares purchasable upon the exercise of the Warrants shall be subject to adjustments as follows:

(a)

In case the Company shall (i) pay a dividend in Common Stock or securities convertible into Common Stock or make a distribution to its stockholders in Common Stock or securities convertible into Common Stock; (ii) subdivide its outstanding Common Stock; (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock; or (iv) issue by reclassification of its

Common Stock other securities of the Company; then the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto.  Any adjustment made pursuant to this subsection 10.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.  Notwithstanding the foregoing, in the event the Company effects a split of 3 for 2 or greater of its outstanding Common Stock, the Company will effect a corresponding split of the Warrants.

(b)

If, prior to the expiration of the Warrants by exercise, by their terms, or by redemption, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding shares of Common Stock into shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any Warrant Holder shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Warrant Shares theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of any Warrant Holder to any adjustment in the number of Warrant Shares purchasable on exercise of such Warrant, as set forth above, shall continue to be preserved in respect of any stock, securities or assets which the Warrant Holder becomes entitled to purchase.

(c)

In case the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price, the number of Shares thereafter purchasable upon the exercise of each Option shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Options by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price.  Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of shareholders entitled to receive such rights, options, warrants, or convertible securities.

(d)

In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 10.1(b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Warrant Shares theretofor purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subsection 10.1(g)(y) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants, or convertible securities applicable to one share.  Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(e)

No adjustment in the number of Warrant Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Warrant Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 10.1(e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

(f)

Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

(g)

For the purpose of this subsection 10.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the Warrant Holder shall become entitled to purchase any securities of the Company other than Common Stock, (y) if the Warrant Holder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities; and (z) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 10.

(h)

Upon the expiration of any rights, options, warrants, or conversion privileges, if such shall have not been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.

(i)

The Warrant Agent shall have no obligation under this Section to calculate any of the adjustments in this Section hereto.

10.2

NO ADJUSTMENT FOR DIVIDENDS.  Except as provided in subsection 10.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

10.3

NO ADJUSTMENT IN CERTAIN CASES.  No adjustments shall be made pursuant to this Section 10 in connection with the issuance of Warrant Shares upon exercise of the Warrants.  No adjustments shall be made pursuant to this Section 10 in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares, of Common Stock under the Company's director or employee benefit plans disclosed in the Registration Statement.

10.4

PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC.    In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that the Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Warrants been exercised immediately prior to such action.  In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Warrant Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its Warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger.  Any such agreements referred to in this subsection 10.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10.  The provisions of this subsection 10.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

10.5

VOLUNTARY ADJUSTMENT BY THE COMPANY.  The Company may at any time during the term of this Warrant (i) extend the Expiration Date or (ii) reduce (but not increase) the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, subject to the following:

(a)

Any reduction of the Exercise Price must be effective for a minimum period of ten (10) business days.

(b)

The Company shall provide the NYSE Amex with advance written notice of any extension of the Expiration Date at least two months prior to the effective date of such extension.

10.6

PAR VALUE OF SHARES OF COMMON STOCK.  Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Warrant Share below the par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

10.7

INDEPENDENT PUBLIC ACCOUNTANTS.  The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 10, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 10.

10.8

STATEMENT ON WARRANT CERTIFICATES.  Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement.  However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant Certificate, may be in the form so changed.

10.9

OFFICERS' CERTIFICATE.  Whenever the Exercise Price or that aggregate number of Warrant Securities purchasable pursuant to this Warrant shall be adjusted as required by the provisions of this Section 10, the Company shall promptly file with the Warrant Agent an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant Agreement.  Each such officers' certificate shall be made available to the Holders for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holders.  If the officers' certificate is not accompanied by the Certificate described in Section 10.7, the officers' certificate described in this Section 10.9 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holders.  The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment.  If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 19 below.  Failure to prepare or provide the officers' certificates shall not modify the parties' rights hereunder.

SECTION 11

MERGER OR CONSOLIDATION OF THE COMPANY

The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 10.4 are complied with.

SECTION 12

MODIFICATION OF AGREEMENT

The Company may by supplemental agreement make any changes or corrections in this Agreement it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.  Additionally, the Company may make any changes or corrections deemed necessary which shall not adversely affect the interests of the Warrant Holders, including lowering the exercise price or extending the Exercise Period of the Warrants; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Warrant Holders who hold not less than a majority of the Warrants then outstanding and provided further that no such amendment shall accelerate the Warrant Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants.

SECTION 13

NOTICES TO WARRANT HOLDERS

If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

(i)

the Company shall declare a dividend on its Common Stock or authorize any other distribution on its Common Stock; or

(ii)

the Company shall authorize the granting to the stockholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

(iii)

any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

(iv)

the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v)

any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

(a)

the purpose for which a record of stockholders is to be taken;

(b)

the number, amount, price, and nature of the shares of Common Stock or other stock, securities, or assets which will be deliverable on Warrant Shares following exercise of the Warrants if such exercise occurs prior to the record date for such action;

(c)

the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the stockholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

(d)

the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's stockholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

(e)

if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by stockholders of Common Stock, the date as of which those stockholders to be entitled to vote are to be determined.

SECTION 14

NO RIGHTS AS SHAREHOLDER

Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrant Holder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect to any meeting of shareholders for the election of directors of the Company or any other matter.  The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.

SECTION 15

WARRANT AGENT

15.1.

APPOINTMENT.  The Company hereby appoints the Warrant Agent to act as the agent of the Company in accordance with this Agreement and Warrant Agent hereby accepts such appointment.

15.2

DUTIES.  The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions by all of which the Company and every Warrant Holder by acceptance of any Warrant Certificates, shall be bound:

(i)

The statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described by the Warrant Agent or action taken or to be taken by it.

(ii)

The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

(iii)

The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

(iv)

The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the property party or parties.

(v)

The Company agrees to pay to the Warrant Agent the Warrant Agent's fees set forth on the Fee and Service Schedule attached hereto as Schedule __, which fees may be changed from time to time upon thirty (30) days prior written notice from the Warrant Agent to the Company, for all services rendered by the Warrant Agent in the execution of this Agreement; to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement; and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

(vi)

The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceedings instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear.

(vii)

The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, including, but not by way of limitation, any action taken or omitted to be taken by the Warrant Agent hereunder in reliance on instructions from the Company, except as a result of the Warrant Agent’s negligence, willful misconduct, or bad faith.

(viii)

The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(ix)

The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof and those provisions of the Act, the Securities Exchange

Act of 1934, as amended, and those Rules and Regulations of the Commission applicable to the duties of the Warrant Agent hereunder.

(xi)

From time-to-time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(xii)

Neither party to this Agreement shall be liable to the other party for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

SECTION 16

MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

16.1.

SUCCESSOR.  Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 of this Agreement.  In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at the time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent;  and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

16.2.

CHANGE OF NAME.  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

SECTION 17

CHANGE OF WARRANT AGENT

The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing to each Warrant Holder at his address appearing in the Warrant register, specifying a date when such resignation shall take effect, which notice shall be sent at least 90 days prior to the date so specified.  If the Warrant Agent shall resign or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent.  If the Company shall fail to make such appointment within a period of 90 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder, then any Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent.  Pending appointment of a successor to the Warrant Agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company.  Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a transfer agent, bank or trust company, in good standing, organized under the laws of one of the states of the United States of America or under the laws  of the United States of America.  After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

SECTION 18

NOTICES

18.1

THE COMPANY.  All notices, demands, claims, elections, opinions, requests or other communications hereunder (however characterized or described) shall be in writing and shall be deemed duly given or made if (and then two business days after) sent by registered or certified mail, return receipt requested, postage prepaid and addressed to, in the case of the Company as follows:

Fieldpoint Petroleum Corporation

1703 Edelweiss Drive
Cedar Park, TX 78613

Attention:  Ray Reaves, President

18.2

THE WARRANT AGENT.  All notices, demands, claims, elections, opinions, requests or other communications hereunder (however characterized or described) shall be in writing and shall be deemed duly given or made if (and then two business days after) sent by registered or certified mail, return receipt requested, postage prepaid and addressed to, in the case of the Warrant Agent as follows:

      Computershare Inc.

      250 Royall Street

Canton, MA  02021

18.3

THE WARRANT HOLDERS.  Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

18.4

EFFECTIVENESS OF NOTICE.  The Company may send any notice, demand, claim, election, opinion, request or communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, demand, claim, election, opinion, request or other communication shall be deemed to have been duly given or made unless and until it actually is received by the intended recipient.  The Company may change the address to which notices, demands, claims, elections, opinions, requests and other communications hereunder are to be delivered by giving the Warrant Holders notice in the manner herein set forth.

SECTION 19

ARBITRATION

The Company and the Holder, and by receipt of a Warrant Certificate or any Warrant Shares, all subsequent Holders or holders of Warrant Shares, agree to submit all controversies, claims, disputes and matters of difference with respect to this Agreement and the Warrant Certificates, including, without limitation, the application of this Section 19, to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern.  This agreement to arbitrate shall be specifically enforceable.  Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party.  The parties agree to abide by all awards rendered in any such proceeding.  These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Colorado.  All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property.  No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

SECTION 20

MISCELLANEOUS PROVISIONS

20.1

PERSONS BENEFITING.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns.  By his acceptance of a Warrant Certificate, the Holder accepts and agrees to comply with all of the terms and provisions hereof.  Nothing in this Agreement is intended or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

20.2

SEVERABILITY.  If any term contained herein shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other term, which shall otherwise remain in full force and effect, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

20.3

TERMINATION.  This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed; except that the exercise of a Warrant in full or the Expiration Date shall not terminate the provisions of this Agreement as it relates to holders of Warrant Securities.

20.4

GOVERNING LAW.  These terms and each Warrant Certificate issued hereunder shall be deemed to be a contract under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said state without giving effect to conflicts of laws provisions of such state.

20.5

AGREEMENT AVAILABLE TO WARRANT HOLDERS.  Upon reasonable advance notice, the Warrant Agent shall make available a copy of these terms for inspection by any Warrant Holder.  As a condition of such inspection, the Company may require any Warrant Holder to submit a Warrant Certificate held of record for inspection.

20.6

COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

20.7

FAILURE TO PERFORM.  If the Company fails to perform any of its obligations hereunder, it shall be liable to the Warrant Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

20.8

  PARAGRAPH HEADINGS.  Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant.  Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

FIELDPOINT PETROLEUM CORP.

By: __________________________________

Name: ________________________________

Title:  ______________________________

Attest:

______________________________

Secretary

COMPUTERSHARE TRUST COMPANY, INC.

By:  _________________________________

Name: ________________________________

Title:  ______________________________

Attest:

____________________________________

Secretary

EXHIBIT A

---------

[FORM OF WARRANT CERTIFICATE]

Each Warrant entitles the Warrant Holder to purchase one share of Common Stock.  The Warrants may only be exercised when either (a) a current registration statement under the Securities Act of 1933, as amended, is effective or (b) an exemption from such registration is available to the Company, in either case, without undue expense or hardship.  Additionally, Warrants are only exercisable when such exercise, and the issuance of the underlying Common Stock, can be effected in compliance with applicable state Blue Sky laws.  The Warrants are subject to redemption and may not be exercised after the redemption date.

W-______________

__________ Warrants

CUSIP  ____________

WARRANT CERTIFICATE

FIELDPOINT PETROLEUM CORPORATION

This Warrant Certificate certifies that _______________ or registered assigns (the "Warrant Holder"), is the registered owner of the above-indicated number of Warrants ("Warrants") expiring at 5:00 p.m., Denver, Colorado, local time, on _______________ (the "Expiration Date").  Each  Warrant entitles the Warrant Holder to purchase from FIELDPOINT PETROLEUM CORPORATION (the "Company"), a Colorado corporation, at any time before the Expiration Date, one fully paid and non-assessable share of Common Stock of the Company at a purchase price of $4.00 per share (the "Exercise Price") upon surrender of this Warrant Certificate, with the exercise form hereon duly completed and executed, with payment of the Exercise Price, at the principal office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement.  In addition, the Warrant Holder has the right to convert the Warrants evidenced by this Certificate into shares of Common Stock as provided in Section 4.1 of the Warrant Agreement.  All unexercised Warrants may be redeemed by the Company (i) upon 30 calendar days prior written notice to registered Warrant Holders and (ii) under certain conditions set forth in the Agreement between the Company and Computershare Trust Company, N.A.] as the Warrant Agent (the "Warrant Agreement").  No Warrant may be exercised or converted after such 30-day period.  The Exercise Price, the number of shares purchasable upon exercise or conversion of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events set forth in the Warrant Agreement.  Reference is hereby made to the other provisions of this Warrant Certificate and the provisions of the Warrant Agreement, all of which are hereby incorporated by reference herein and made a part of this Warrant Certificate and which shall for all purposes have the same effect as though fully set forth at this place.

Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the Warrant Terms, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement.

The Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants in the manner stated hereon and in the Warrant Agreement.  The Exercise Price shall be payable in lawful money of the United States of America by certified or cashier's check or bank draft payable to the order of the Company.  Upon any exercise of any Warrants evidenced by this Warrant Certificate in an amount less than the number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised.  No adjustment shall be made for any dividends on any shares issued upon exercise of this Warrant.

No Warrant may be exercised after 5:00 p.m., Colorado time, on the Expiration Date, and any Warrant not exercised by such time shall become void.

COPIES OF THE WARRANT AGREEMENT, WHICH DEFINES THE RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF THE COMPANY AND THE WARRANT HOLDERS, ARE ON FILE WITH THE WARRANT AGENT.  ANY WARRANT HOLDER MAY OBTAIN A COPY OF THE WARRANT AGREEMENT, FREE OF CHARGE, BY A REQUEST TO THE PRINCIPAL OFFICE OF THE WARRANT AGENT.

This Warrant Certificate, when surrendered to the Warrant Agent, by the Warrant Holder or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, without payment of a charge, except for any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of Warrants, subject to any adjustment made in accordance with the Warrant Agreement.

The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall not be affected by any notice to the contrary.  No Warrant Holder, as such, shall have the rights of a stockholder of the Company, either at law or in equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificates.

The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall pay an amount in cash equal to such fraction times the current market value of one Warrant or one share, as the case may be, determined in accordance with the Warrant Agreement.

Unless the amendment is able to be effected by the Company in accordance with the Warrant Agreement, the Warrant Agreement is subject to amendment only upon the approval of holders of not less than a majority of the outstanding Warrants, except that no such amendment shall accelerate the Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants.  Upon reasonable advance notice, the Warrant Agent shall make available a copy of the Warrant Agreement at the principal office of the Warrant Agent for inspection for any Warrant Holder.  As a condition of such inspection, the Company may require any Warrant Holder to submit his Warrant Certificate for inspection.

IMPORTANT:  The Warrants represented by this Certificate may not be exercised by a Warrant Holder unless at the time of exercise the underlying shares of Common Stock are qualified for sale, by registration or otherwise, in the state where the Warrant Holder resides or unless the issuance of the shares of Common Stock would be exempt under the applicable state securities laws.  Although the underlying shares of Common Stock were exempt from the need to be qualified for sale in the states in which the Warrants were originally sold, the Company may not continue such exemption from qualifications for the life of the Warrants.  Moreover, the Company may not qualify the underlying shares of Common Stock in any other states.  Further, a registration statement under the Securities Act of 1933, as amended, covering the exercise of the Warrants must be in effect and current at the time of exercise unless the issuance of shares of Common Stock upon any exercise is exempt from the registration requirements of the Securities Act of 1933, as amended.  Notwithstanding the provisions hereof, unless such registration statement and qualification are in effect and current at the time of exercise, or unless exemptions are available, the Company may decline to permit the exercise of the Warrants and the holder hereof would then only have the choice of either attempting to sell the Warrants, if a market existed therefor, or letting the Warrants expire.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of said officers' signatures, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated:

_____________________

FIELDPOINT PETROLEUM

CORPORATION

a Colorado corporation

By_____________________________

By: ________________________________

Secretary

Ray Reaves, President

ASSIGNMENT

(Form of Assignment to be Executed if the Warrant Holder

Desires to Transfer Warrants Evidenced Hereby)

FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers to ___________________________________________________.

(Please print name and address including zip code)

Please insert social security, federal

tax ID number or other identifying

number:

____________________________________

____________________ Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint ________________________________, Attorney, to transfer said Warrants on the books of the Company with full power of substitution.

Dated:__________________

____________________________________

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate.)

SIGNATURE GUARANTEED:

______________________________

Note:

Any transfer or assignment of this Warrant Certificate is subject to compliance with the restrictions on transfer imposed under the Warrant Agreement.

EXERCISE

(Form of Exercise to be Executed if the Warrant Holder

Desires to Exercise Warrants Evidenced Hereby)

TO THE COMPANY:

The undersigned hereby irrevocably elects to exercise ____________ Warrants represented by this Warrant Certificate and to purchase thereunder the full number of shares of Common Stock issuable upon exercise of said Warrants and enclose $__________ as the purchase price therefor, and requests that certificates for such shares shall be issued in the name of, and cash for any fractional shares shall be paid to,

Please insert Social Security Number

or other identifying number:

________________________________________

_____________________________________________________________________________

(Please print name and address, including zip code)

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.

Dated:__________________

Signature:  ____________________________

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

SIGNATURE GUARANTEED:

______________________________

IMPORTANT:  Signature guarantee must be made by a participant of STAMP or another signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the Transfer Agent of the Company or the Company.